Exhibit 3.2


                            CERTIFICATE OF CORRECTION



ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

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        Certificate of Correction
      (PURSUANT TO NRS CHAPTERS 78,
  78A, 80, 81, 82, 84, 86, 87, 87A, 88,
             88A, 89 AND 92A)
_________________________________________

USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IF FOR OFFICE USE ONLY

                            Certificate of Correction
                            -------------------------

        (Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A,
                              88, 88A, 89 AND 92A)


1.   The name of the entity for which correction is being made:

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Cross Atlantic Commodities, Inc.
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2.   Description of the original document for which correction is being made:

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Certificate of Amendment (pursuant to NRS 78.385 and 78.390).
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3.   Filing date of the original document for which correction is being made:

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5/14/2008 12:10PM (Document Number 20080334160-87)
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4.   Description of the inaccuracy or defect.

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The Corporation's Common Stock was erroneously increased from 200 million
(200,000,000) shares to 4.9 billion (4,900,000) and the par value was erroneously changed from $0.01 per share to $0.0001 per share. Additionally, the "Effective Date of Filing" was erroneously declared as "immediately". The authorization of 20 million (20,000,000) shares of Preferred Stock with no par value per share, was correctly stated. However, omitted from this authorization of no par value Preferred Stock was the declaration that pursuant to the relevant provisions of the Nevada Revised Statutes, the Board of Directors of the Company shall have the right to designate and issue one or more series of the Preferred Stock with all rights and privileges as determined by the Board by filing one or more Certificates of Designation with the Secretary of State of the State of Nevada. All other amendments to the Certificate of Incorporation made in that filing were correct.
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

5.   Correction of the inaccuracy or defect.

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The Company's authorized shares Common Stock is increased from 200 million
(200,000,000) shares to 1.0 billion (1,000,000,000) shares; and the par value per share of Common Stock is changed from $0.001 per share to $0.0001 per share. The Corporation shall be also authorized to issue up to 20 million (20,000,000), blank check shares of Preferred Stock, no par value, which may be designated and issued by the Corporation's Board of Directors in one or more series with all rights and privileges as established by the Board of Directors. The Effective Date of Filing shall be July 14, 2008.
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6.   Signature:

                            ------------------------   -----------------
X /s/ Jorge Bravo           President & Director         June 24, 2008
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Authorized Signature        Title*                     Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.